Exhibit 10(J)

SECOND AMENDMENT TO THE
CARPENTER TECHNOLOGY CORPORATION
STOCK-BASED INCENTIVE COMPENSATION PLAN
FOR OFFICERS AND KEY EMPLOYEES

THIS SECOND AMENDMENT is made as of the 18th day of July, 2018, by Carpenter Technology Corporation, a corporation organized under the laws of the State of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officer and Key Employees (the “Plan”), which was last amended and restated as of August 9, 2016, and was amended one time since that date. The Company reserved the right to amend the Plan pursuant to Section 10.1 thereof. The Company wishes to amend to the Plan to modify the change in control vesting provision to require that immediately vesting will only occur following a change in control in the event of certain terminations of a Participant’s employment.

AMENDMENT

NOW THEREFORE, the Plan is amended, effective as of July 18, 2018, by deleting the existing Section 8 and substituting therefor the following new Section 8:

“Section 8.    Change in Control.

8.1    With respect to Awards granted prior to July 18, 2018, notwithstanding any provision in this Plan and any Award Agreement to the contrary, upon the occurrence of a Change in Control, (a) each Option then outstanding shall become immediately exercisable to the full extent of any shares of Common Stock subject thereto, (b) any remaining restrictions on shares of Restricted Stock shall immediately lapse, and (c) the Performance Goals or other performance criteria and/or time period or periods applicable to any Restricted Stock or Restricted Stock Units shall be deemed satisfied and payment shall be made pursuant to Sections 6.1(c) and 6.3(d), respectively.

8.2    With respect to Awards granted on or after July 18, 2018, notwithstanding any provision in this Plan and any Award Agreement to the contrary, if, within two (2) years immediately following a Change in Control, a Participant’s employment is terminated by the Company other than for Cause or terminated by the Participant for Good Reason (as defined in this Section 8), (a) each Option then outstanding shall become immediately exercisable to the full extent of any shares of Common Stock subject thereto, (b) any remaining restrictions on shares of Restricted Stock shall immediately lapse, and (c) the Performance Goals or other performance criteria and/or time period or periods applicable

Exhibit 10(J)

to any Restricted Stock or Restricted Stock Units shall be deemed satisfied and settlement and/or payment shall be made pursuant to Sections 6.1(c) and 6.3(d), respectively.

For purposes of this Section 8, ‘Good Reason’ shall mean a Participant’s termination of employment within the ninety(90) day period following the initial existence of one (1) or more of the following conditions arising without the Participant’s consent: (i) a material diminution in the Participant’s base salary; (ii) a material permanent diminution in the Participant’s authority, duties or responsibilities; (iii) a material change in the geographic location at which the Participant must perform services which is at least fifty (50) miles from his or her current principal place of work; (iv) if a Participant holds the title of Chief Executive Officer, a change in such title to a non-Chief Executive Officer title; (v) if a Participant holds the title of Chief Financial Officer, a change in such title to a non-Chief Executive Officer or non-Chief Financial Officer title; or (vi) any other action or inaction that constitutes a material breach by the Company or a Subsidiary of any employment agreement between the Participant and the Company or Subsidiary; and within thirty (30) days following the initial existence of a condition described in subsections (i) through (vi) above, the Participant must provide notice to the Company or Subsidiary of the existence of the condition, and the Company or Subsidiary must fail to remedy the condition within thirty (30) days of receipt of such notice.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first written above.

CARPENTER TECHNOLOGY CORPORATION
By: ______________________________________
Print Name: _______________________________
Title: _____________________________________

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